Exhibit 10.2

                              MANAGEMENT AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this 1st day of August, 2007 ("Effective Date"),

Between

LIFESPAN INC
6204 Sugartree Ave,
Las Vegas, Nv. 89141

                   ("CORPORATION")

AND:

Stuart Brame
6204 Sugartree Ave,
Las Vegas, Nv. 89141


                   ("CONSULTANT and/or CEO")

1. Term of Agreement. The respective duties and obligations of the parties shall commence on the Effective Date and shall continue for a period of twelve (12) months.

2. Consultations. The Consultant shall as CEO make itself available to consult with the directors and the officers of the Corporation, at reasonable times, concerning any issue of importance regarding certain opportunities available to the Corporation and other relevant matters relating to the business of the Corporation. Specifically, it is anticipated that the Consultant shall (i) as CEO assist the directors and officers of the Corporation in connection with various delegated matters; and (ii) as CEO consult with the directors and officers of the Corporation regarding business direction.

3. Compensation. In consideration and compensation for the provision of the Services, the Corporation shall pay the CEO the sum of $120,000 annually in advance which sum shall be due and payable upon execution hereof.

4. Management Power of the CEO. The business affairs of the Corporation and the operation of business of the Corporation shall be conducted by the CEO, and other officers, administrative staff and employees of the Corporation. It is the intention of the Corporation to grant or delegate to the Consultant as CEO, the power of direction, management, supervision and control of the administrative staff or other employees of the Corporation.

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5.  Consultant  to  Act  as  CEO.  From  time  to  time,  the  Corporation   may
    deem it advisable to enter into agreements with various persons. Regarding those agreements, the Consultant as CEO shall be, and hereby is, designated as an agent of the Corporation for the purpose of negotiating the terms and conditions of those agreements. The CEO, shall not obligate the Corporation to any such agreement without first obtaining the approval of the terms and conditions of any such agreement from the Board of Directors of the Corporation.

6.  Confidential Information and Trade Secrets.

7. In the course of the discharge of the CEO's duties to the Corporation, as a result of CEO's relationship with the Corporation, the CEO shall have access to, and become acquainted with, information concerning the business of the Corporation, including, but not necessarily limited to, financial, personnel, credit, sales, planning and other information which is owned by the Corporation and used regularly in the operation of the business of the
    Corporation, and this information constitutes trade secrets of the Corporation.

8. During the term of this Agreement and at all times thereafter, the CEO shall not disclose any such trade secrets, directly or indirectly, to any other person or use those secrets in any way, except as is required to carry out, perform and effectuate the services contemplated by the provisions of this Agreement.

9. All files, discs, documents, writings, records, drawings, specifications, equipment and similar items relating to the business of the Corporation are, and shall remain, exclusively the property of Client.

10. Ownership of Books, Records, and Papers.

11. All records of the accounts of customers, debtors, service providers, suppliers, distributors, clients, and any other records and books relating in any manner whatsoever to the conduct of the Corporation's business during the term of this Agreement, whether prepared by the CEO or otherwise coming into the CEO's possession, shall be the exclusive property of the Corporation.

12. All such books and records shall be returned immediately to the Corporation by the CEO on any termination of this Agreement.


13. Services of CEO Not Exclusive. The Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant's sole and absolute discretion, determines to be necessary or appropriate.

14. Employment of Assistants. If it is necessary for the CEO to have the aid of assistants or the services of other person, in order to perform the duties and obligations required of the CEO pursuant to this Agreement, the CEO may from time to time, employ, engage or retain the services of such other person, with the Corporations prior written consent.

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15. Entire Agreement. This Agreement is the  final written  expression  and  the
    complete  and  exclusive  statement  of  all  the  agreements,   conditions,
    promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement.


16. Consent to Agreement. By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment and upon the advice of such party's counsel.


Lifespan Inc.


/s/ Stuart Brame
---------------------------
Stuart Brame CEO, Director





/s/ Stuart Brame
----------------------
Stuart Brame